[FORM OF SERIES A WARRANT]

RADIENT PHARMACEUTICALS CORPORATION

Warrant To Purchase Common Stock

Series A Warrant No.: ____
Date of Issuance:  November 28, 2011 (“Issuance Date”)

Radient Pharmaceuticals Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________) fully paid, nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock issued pursuant to that certain Exchange Agreement, dated as of November 28, 2011 (the “Subscription Date”), by and between the Company and the Holder, as may be amended from time to time (the “Exchange Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Exchange Agreement.

1.           EXERCISE OF WARRANT.

(a)           Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery (whether via facsimile to (714) 505-4464, e-mail to aariura@radient-pharma.com or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined below). Following exercise as aforesaid, the Holder shall provide a copy of such Exercise Notice to Hunter Taubman Weiss LLP sent via electronic mail to sweiss@htwlaw.com on or prior to the first (1st) Business Day following the date of such Exercise Notice. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or elects a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of shares of Common Stock via DTC, if any. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Following the exercise in full of this Warrant, the Holder shall deliver this original Warrant certificate to the Company.

(b)           Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.002233, subject to adjustment as provided herein.

(c)           Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Exercise Notice so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of an Exercise Notice (whether via facsimile or otherwise) the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d)          Cashless Exercise.

(i)           Notwithstanding anything contained herein to the contrary (other than Section 1(d)(ii) below and Section 1(f) below), if at the time of exercise hereof a registration statement is not effective (or the prospectus contained therein is not available for use by the Holder) for the resale by the Holder of the Warrant Shares subject to such exercise, then the Holder may exercise this Warrant with respect to such Warrant Shares, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, by electing instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                       D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the Common Stock on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

Solely for clarification purposes, a Cashless Exercise shall not be permitted with respect to a particular exercise hereof by the Holder if at the time of such exercise a registration statement is effective (and the prospectus contained therein is available for use by the Holder) for the resale by the Holder of the Warrant Shares subject to such exercise.

(ii)           Notwithstanding Section 1(d)(i), the Holder may not exercise this Warrant via a Cashless Exercise during the period commencing on the Issuance Date and ending at 11:59 p.m. (New York time) on the Effectiveness Deadline (as defined below); provided, however, this Section 1(d)(ii) shall not apply (i) (x) if the Company fails to files a registration statement on Form S-1 with the SEC (as defined in the Notes) registering the resale of either (I) all of the Warrant Shares (as defined in the Notes) or (II) such lesser number of Warrant Shares (as defined in the Notes) that may be agreed to in writing by the Required Holders (as defined below) (the “Registration Statement”) on or prior to December 31, 2011; or (y) the Registration Statement is not declared effective by the SEC (and the prospectus contained therein is available for use by the Holder) on or prior to March 31, 2012, or such later date agreed to in writing by the Required Holders (the “Effectiveness Deadline”); (ii) with respect to any Warrant Shares that the staff of the SEC requires to be removed from the Registration Statement at any time (whether prior to or after the Registration Statement is declared effective) or (iii) with respect to any Warrant Shares not covered by the Registration Statement. This Section 1(d)(ii) shall terminate and be of no further force or effect at 12:01 a.m. (New York time) on the day immediately following the Effectiveness Deadline and Section 1(d)(i) shall apply at all times thereafter with respect to Cashless Exercises of this Warrant.

(e)           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)           Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of  1% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.

(g)           Insufficient Authorized Shares. From and after the date on which the Company effects the Initial Reverse Split (as defined in the Notes) (but in no event later than the Initial Reverse Split Deadline (as defined in the Notes)), the Company shall at all times keep reserved for issuance under this Warrant 130% of a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time after the date on which the Company effects the Initial Reverse Split (but in no event later than the Initial Reverse Split Deadline) the Company does not so have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of all of the Series A Warrants (as defined in the Notes) then outstanding at least a number of shares of Common Stock equal to 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Series A Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately (i) effect the Second Reverse Split (as defined in the Notes), (ii) effect the Third Reverse Split (as defined in the Notes) if effecting the Second Reverse Split is not sufficient to permit the Company to comply with its obligations under this Section 1(g) and (iii) if effecting the Second Reverse Split and the Third Reverse Split are not sufficient to permit the Company to comply with its obligations under this Section 1(g), take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the applicable Required Reserve Amount for all of the Series A Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall (if clause (iii) above applies) either (x) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock or (y) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto; provided, that if the SEC reviews the (i) proxy statement contemplated in clause (x) above or (ii) the information statement contemplated in clause (y) above, then the sixty (60) day period may be extended for an additional period not to exceed thirty (30) days. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                          Adjustment Upon Issuance of Shares of Common Stock.  If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) that is less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the “Applicable Exercise Price”) (the foregoing, a “Dilutive Issuance”), then immediately following such Dilutive Issuance, the Applicable Exercise Price then in effect shall be reduced to an amount equal to the Dilutive Issuance Price. Upon each such reduction of the Exercise Price hereunder, the number of Warrant Shares issuable immediately prior to such Dilutive Issuance shall be adjusted to the number of shares of Common Stock determined by multiplying the Applicable Exercise Price then in effect immediately prior to such reduction by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such reduction and dividing the product thereof by the Exercise Price resulting from such reduction. For all purposes of the foregoing (including, without limitation, determining the reduced Exercise Price and consideration per share under this Section 2(a)), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment Upon Subdivision or Combination of Shares of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)           Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, but excluding Excluded Securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.           RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.                          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)           Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(b)           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of the Series A Warrants in exchange for such Series A Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)           Notwithstanding the foregoing, in the event of a Fundamental Transaction (other than a Fundamental Transaction resulting solely from (x) a merger or consolidation of the Company in which the Company is the surviving entity and the holders of the Company’s Voting Stock immediately prior to such merger or consolidation hold a majority of the Company’s Voting Stock after such merger or consolidation or (y) a merger or consolidation of a Subsidiary (as defined in the Notes) in which such Subsidiary is the surviving entity and such Subsidiary is wholly-owned by the Company or another Subsidiary that is wholly-owned by the Company after such merger or consolidation), at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

6.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.           REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.           NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 13 of the Initial Exchange Agreement (as defined in the Notes). The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.           GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.           CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  The party whose calculation is furthest from the investment bank’s or accountant’s determination or calculation, as the case may be, shall be obligated to pay the fees and expenses of such investment bank or accountant.

13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof).

14.           TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.           SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16.          CURRENCY.  All amounts set forth in this Warrant that refer to dollars or $ shall refer to US dollars.  All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate (as defined in the Notes) on the date of calculation.

17.          CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Approved Stock Plan” means any stock option plan which has been approved by the board of directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company in their capacity as such, provided that the issuance price, exercise price or deemed issuance or exercise price, for any securities issued pursuant to such a plan is equal to or exceeds the then existing exercise price for the Series A Warrants.

(b)           “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 360 day annualization factor.

(c)           “Bloomberg” means Bloomberg Financial Markets.

(d)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)           “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h)           “Eligible Market” means the Principal Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., The Nasdaq Capital Market or the NYSE Amex Equities.

(i)           “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (A) do not, in the aggregate, exceed more than 1,500,000 shares of Common Stock (adjusted for stock splits, stock combinations and other similar transactions occurring after the Subscription Date) and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder or any of the holders of other Series A Warrants; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the Subscription Date, the conversion or exercise price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities are (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects the Holder or any of the holders of Other Notes (as defined in the Notes); (iii) the Warrants (as defined in the Notes); (iv) the Warrant Shares (as defined in the Notes); (v) the shares of Series B Convertible Preferred Stock of the Company; (vi) the shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock of the Company; (vii) the shares of Series C Convertible Preferred Stock of the Company; (viii) the shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock of the Company; (ix) the Notes; (x) the shares of Common Stock issuable upon conversion of the Notes; and (xi) shares of Common Stock in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the purpose of which is not to raise additional capital. Notwithstanding the foregoing, (I) any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (xi) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not constitute Excluded Securities and (II) no securities issued by the Company to Alpha Capital Anstalt, Whalehaven Capital Fund, Ltd. or any of their affiliated or related Persons (including, without limitation, the Alpha-Whalehaven Notes (as defined in the Notes) and other securities issued by the Company to any of them prior to the Subscription Date) shall constitute Excluded Securities.

(j)           “Expiration Date” means the date sixty months after the Issuance Date, or if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(k)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company or (iii) without the prior written consent of the Required Holders, the individuals who were directors of the Company on the Initial Subscription Date (as defined in the Notes) shall cease for any reason at any time to constitute a majority of the board of directors of the Company.

(l)           “Notes” means, collectively, the convertible note issued to the Holder pursuant to the Exchange Agreement and the convertible notes issued pursuant to the Other Exchange Agreements, as may be amended from time in accordance with the terms thereof, and all notes issued in exchange therefor or replacement thereof.

(m)           “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

(n)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)           “Other Exchange Agreements” means, collectively, those certain separate exchange agreements, dated as of the Subscription Date, by and between the Company and each of the holders of Other Notes, pursuant to which the Company issued the Other Notes, shares of Series B Convertible Preferred Stock of the Company and Warrants, as may be amended from time to time.

(p)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r)           “Principal Market” means OTCQX US Exchange.

(s)           “Required Holders” means the holders of the Series A Warrants representing at least sixty percent (60%) of the shares of Common Stock underlying the Series A Warrants then outstanding.

(t)           “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)           “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(v)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(w)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. (formerly Pink Sheets LLC). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

RADIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

RADIENT PHARMACEUTICALS CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Radient Pharmaceuticals Corporation, a Delaware corporation (the “Company”), evidenced by the attached Series A Warrant No. ___ (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 2011 from the Company and acknowledged and agreed to Corporate Stock Transfer, Inc.

RADIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title: